LIVE NATION ENTERTAINMENT REPORTS THIRD QUARTER AND NINE MONTHS
2014 FINANCIAL RESULTS

Highlights (year over year):

•	Revenue for the Third Quarter Up 11%
•	Adjusted Operating Income for the Third Quarter Up 17%
•	Operating Income for the Third Quarter Up 19%
•	Free Cash Flow for the Third Quarter Up 19%
•	Ticketmaster Resale Up Over 40% for the Nine Months

LOS ANGELES – October 30, 2014 – Live Nation Entertainment (NYSE: LYV) today released financial results for the three and nine months ended September 30, 2014.

We had a great third quarter and 2014 is on track to be another record year delivering revenue, adjusted operating income, or AOI, and free cash flow growth. For the first nine months of the year, revenue is up 9%, and AOI is up 11%, with all divisions growing both top line and AOI. We are continuing to build share in concerts and artist management and drive growth in sponsorship and ticketing. The live business continues to have a robust outlook as artists are reliant on touring as their main earnings driver and the best means to engage and connect with their fan base. The ongoing flow of new artists continues to re-energize the business as fans more than ever find the live experience, from club shows to stadiums to festivals, a top entertainment choice and the best and most unique means to celebrate their favorite artist and share the experience with fans, both on-site and online.

The connected world and mobile access allow fans to become the greatest marketing boon for artists, as our research has shown that 64% of concertgoers engage in online activities at the show, 76% of concert attendees in the U.S. who took photos or videos at a concert post them online, and all of this generates billions of earned media impressions on social media from our shows, for our artists, every year. At Live Nation, we see great continued runway ahead given the fragmented global landscape in concerts, management and ticketing and as our scale grows, we continue to drive increasing economics in our business model, with higher profits per show, more advertising and improved ticket conversion.

Concerts
Concert fan demand remains strong globally and we are continuing to grow by taking share, promoting 22 of the top 25 global tours this year including Jay-Z and Beyonce, One Direction and Luke Bryan. We are also further growing our festival portfolio and we are expecting nearly five million fans across our 65 global festivals in 2014, 8% growth from 2013. We continue to add more markets to our global footprint of promoting concerts in 40 countries, adding a partner in the Philippines this quarter. And we are getting more fans to our shows, increasing our attendance per show by 4% through the first nine months as compared to the prior year.

Artist Nation
Artist management is now operating in full gear as we have attracted a number of new managers to the group this year, and we are managing additional acts including Madonna, Lady Gaga, Alicia Keys, Britney Spears, Miley Cyrus, Nicki Minaj and Lil' Wayne.

Sponsorship & Advertising
The Sponsorship & Advertising business continues to deliver strong margins and growth to drive our overall AOI. The success of our Live Nation channel at Yahoo! demonstrates the potential we have in further monetizing our concerts platform by creating compelling content that can be widely distributed and drive advertising revenue. We have now delivered over 100 continuous days of a live show a night with millions of viewers tuning in to watch.

We believe we have great growth opportunities as we improve the advertising experience for brands that want to reach the highly desirable music fan on-site and on all screens in a highly targeted fashion. Our combination of on-site touch, engaging content and data provides a unique and compelling network for advertisers.

Ticketing
Ticketmaster's new product TM+ is working even better than our optimistic expectations of a year ago. It has been activated for over 13,000 events since its launch last September and year-on-year, as of September 2014, global secondary gross transaction value, or GTV, is up 44% year-to-date. The broad adoption of the platform by fans and teams gives us confidence that we will capture over $1 billion in resale GTV from our launch in September 2013 through the end of 2014.

As we near the end of 2014, Live Nation has never been in a stronger position. We are on track to deliver our three-year strategic plan for 2015, and have great confidence in our longer term growth opportunities as we see the global opportunities in our core businesses of concerts, sponsorship and advertising, ticketing, and artist management.

Michael Rapino
President and Chief Executive Officer
Live Nation Entertainment, Inc.

The company will webcast a teleconference today at 5:00 p.m. Eastern Time to discuss its financial performance. Interested parties should visit the Investor Relations section of the company’s website at investors.livenationentertainment.com to register for the webcast. Supplemental statistical and financial information to be provided on the call, if any, will be available under the same link. A replay of the webcast will also be available on the Live Nation website.

FINANCIAL HIGHLIGHTS – 3rd QUARTER AND 9 MONTHS
(unaudited; $ in millions)

	Q3 2014	Q3 2013	Growth	9 months 2014	9 months 2013	Growth
Revenue
Concerts	$1,925.5	$1,727.0	11%	$3,760.1	$3,433.5	10%
Ticketing	386.1	356.8	8%	1,111.6	1,019.8	9%
Artist Nation	130.9	111.1	18%	282.7	261.1	8%
Sponsorship & Advertising	114.6	110.2	4%	230.9	221.6	4%
Other & Eliminations	(55.1)	(42.9)	(28%)	(90.2)	(70.6)	(28%)
	$2,502.0	$2,262.2	11%	$5,295.1	$4,865.4	9%

Adjusted Operating Income (Loss)
Concerts	$82.8	$70.7	17%	$117.3	$100.2	17%
Ticketing	85.8	80.3	7%	232.4	217.4	7%
Artist Nation	21.9	12.7	73%	30.2	20.1	50%
Sponsorship & Advertising	88.3	83.3	6%	163.1	154.3	6%
Other & Eliminations	1.8	(3.5)	**	(0.3)	(1.2)	75%
Corporate	(22.5)	(22.3)	(1%)	(60.0)	(56.9)	(5%)
	$258.1	$221.2	17%	$482.7	$433.9	11%

Operating Income (Loss)
Concerts	$49.9	$44.6	12%	$28.3	$41.8	(32%)
Ticketing	30.5	28.0	9%	87.3	82.5	6%
Artist Nation	9.1	1.8	**	(3.9)	(12.0)	67%
Sponsorship & Advertising	86.7	83.2	4%	158.8	153.0	4%
Other & Eliminations	2.0	(3.1)	**	1.2	0.1	**
Corporate	(27.6)	(28.5)	3%	(77.7)	(74.7)	(4%)
	$150.6	$126.0	19%	$194.0	$190.7	2%
** percentages are not meaningful

As of September 30, 2014, total cash and cash equivalents were $1.4 billion, which includes $532 million in ticketing client cash and $640 million in free cash. Event-related deferred revenue was $319 million as of September 30, 2014, compared to $313 million as of the same date in 2013. Free cash flow was $198 million for the third quarter of 2014 as compared to $167 million in the third quarter of last year, and $308 million for the first nine months of 2014 versus $283 million for the same period in 2013.

LIVE NATION ENTERTAINMENT, INC.
KEY OPERATING METRICS

	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013
Concerts (1)
Total estimated events:
North America	4,102	3,864	11,369	11,215
International	1,055	1,209	4,253	4,672
Total estimated events	5,157	5,073	15,622	15,887
Total estimated fans (rounded):
North America	17,061,000	14,835,000	32,035,000	29,174,000
International	4,990,000	6,348,000	13,508,000	15,419,000
Total estimated fans	22,051,000	21,183,000	45,543,000	44,593,000
Ticketing
Number of tickets sold (in thousands) (2)	36,603	37,594	110,166	109,610
 _________

(1)
Events generally represent a single performance by an artist. Fans generally represent the number of people who attend an event. Festivals are counted as one event in the quarter in which the festival begins, but number of fans is based on the days the fan was present at the festival and thus can be reported across multiple quarters. Events and fan attendance metrics are estimated each quarter.

(2)
The number of tickets sold includes primary tickets only. This metric includes tickets sold during the period regardless of event timing except for our promoted events in our owned or operated venues and in certain European territories where these tickets are reported as the events occur. The total number of tickets sold reported above for the three months ended September 30, 2014 and 2013 excludes approximately 71 million and 75 million, respectively, and for the nine months ended September 30, 2014 and 2013 excludes approximately 206 million and 214 million, respectively, of tickets sold using our Ticketmaster systems, through season seat packages and our venue clients’ box offices, for which we do not receive a fee.

About Live Nation Entertainment:
Live Nation Entertainment (NYSE: LYV) is the world’s leading live entertainment company comprised of global market leaders: Ticketmaster, Live Nation Concerts, Live Nation Media & Sponsorship and Artist Nation Management. For additional information, visit investors.livenationentertainment.com.

Follow us @twitter.com/LiveNationInc

Investor & Media Contact:
Maili Bergman
(310) 867-7000
IR@livenation.com

LIVE NATION ENTERTAINMENT, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013
	(in thousands except share and per share data)
Revenue	$2,502,008	$2,262,236	$5,295,109	$4,865,447
Operating expenses:
Direct operating expenses	1,876,519	1,698,731	3,792,366	3,485,583
Selling, general and administrative expenses	349,676	325,005	978,006	900,246
Depreciation and amortization	97,925	92,729	256,732	257,582
Gain on disposal of operating assets	(1,696)	(9,060)	(4,977)	(42,856)
Corporate expenses	26,647	26,442	73,538	68,909
Acquisition transaction expenses	2,333	2,352	5,462	5,329
Operating income	150,604	126,037	193,982	190,654
Interest expense	28,113	29,393	80,195	87,585
Loss on extinguishment of debt	233	36,269	233	36,269
Interest income	(864)	(1,547)	(2,676)	(4,205)
Equity in losses (earnings) of nonconsolidated affiliates	(2,155)	2,363	(5,921)	(2,848)
Other expense (income), net	12,587	(5,269)	11,081	2,237
Income before income taxes	112,690	64,828	111,070	71,616
Income tax expense (benefit)	(3,137)	14,410	(482)	26,370
Net income	115,827	50,418	111,552	45,246
Net income attributable to noncontrolling interests	10,664	6,644	15,903	6,581
Net income attributable to common stockholders of Live Nation Entertainment, Inc.	$105,163	$43,774	$95,649	$38,665

Basic net income per common share attributable to common stockholders of Live Nation Entertainment, Inc.	$0.52	$0.22	$0.46	$0.20
Diluted net income per common share attributable to common stockholders of Live Nation Entertainment, Inc.	$0.49	$0.22	$0.45	$0.19

Weighted average common shares outstanding:
Basic	199,261,810	196,396,704	198,612,221	192,792,286
Diluted	221,581,583	202,109,783	206,233,574	197,266,289

LIVE NATION ENTERTAINMENT, INC.
CONSOLIDATED BALANCE SHEETS
(unaudited)

	September 30, 2014	December 31, 2013
	(in thousands)
ASSETS
Current assets
Cash and cash equivalents	$1,358,300	$1,299,184
Accounts receivable, less allowance of $17,385 and $19,850, respectively	607,150	439,151
Prepaid expenses	484,603	378,342
Other current assets	47,882	43,427
Total current assets	2,497,935	2,160,104
Property, plant and equipment
Land, buildings and improvements	811,059	816,931
Computer equipment and capitalized software	430,443	421,846
Furniture and other equipment	208,679	210,866
Construction in progress	80,210	52,883
	1,530,391	1,502,526
Less accumulated depreciation	834,450	795,726
	695,941	706,800
Intangible assets
Definite-lived intangible assets, net	619,671	676,564
Indefinite-lived intangible assets	369,640	376,736
Goodwill	1,484,677	1,466,983
Other long-term assets	379,867	296,334
Total assets	$6,047,731	$5,683,521
LIABILITIES AND EQUITY
Current liabilities
Accounts payable, client accounts	$646,814	$656,253
Accounts payable	96,104	111,320
Accrued expenses	763,800	668,799
Deferred revenue	399,534	486,433
Current portion of long-term debt	47,947	278,403
Other current liabilities	37,734	54,310
Total current liabilities	1,991,933	2,255,518
Long-term debt, net	2,027,209	1,530,484
Long-term deferred income taxes	165,224	161,637
Other long-term liabilities	107,684	85,035
Commitments and contingent liabilities
Redeemable noncontrolling interests	74,436	61,041
Stockholders’ equity
Common stock	1,998	1,978
Additional paid-in capital	2,403,316	2,368,281
Accumulated deficit	(856,147)	(951,796)
Cost of shares held in treasury	(6,865)	(6,865)
Accumulated other comprehensive income (loss)	(37,577)	(2,370)
Total Live Nation Entertainment, Inc. stockholders’ equity	1,504,725	1,409,228
Noncontrolling interests	176,520	180,578
Total equity	1,681,245	1,589,806
Total liabilities and equity	$6,047,731	$5,683,521

LIVE NATION ENTERTAINMENT, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited)

	Nine Months Ended September 30,
	2014	2013
	(in thousands)
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$111,552	$45,246
Reconciling items:
Depreciation	93,140	90,443
Amortization	163,592	167,139
Deferred income tax benefit	(21,463)	(8,230)
Amortization of debt issuance costs and discount/premium, net	13,375	15,409
Loss on extinguishment of debt	233	36,269
Non-cash compensation expense	31,531	23,224
Gain on disposal of operating assets	(4,977)	(42,856)
Equity in earnings of nonconsolidated affiliates	(5,921)	(2,848)
Other, net	(2,679)	221
Changes in operating assets and liabilities, net of effects of acquisitions and dispositions:
Increase in accounts receivable	(193,705)	(106,561)
Increase in prepaid expenses	(125,525)	(50,432)
Increase in other assets	(105,228)	(94,421)
Increase in accounts payable, accrued expenses and other liabilities	108,716	237,718
Decrease in deferred revenue	(76,473)	(45,783)
Net cash provided by (used in) operating activities	(13,832)	264,538
CASH FLOWS FROM INVESTING ACTIVITIES
Distributions from nonconsolidated affiliates	7,303	13,104
Investments made in nonconsolidated affiliates	(11,324)	(7,505)
Purchases of property, plant and equipment	(98,248)	(103,577)
Proceeds from disposal of operating assets, net of cash divested	2,058	83,086
Cash paid for acquisitions, net of cash acquired	(48,527)	(26,418)
Purchases of intangible assets	(2,675)	(17)
Other, net	(8,279)	(1,163)
Net cash used in investing activities	(159,692)	(42,490)
CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from long-term debt, net of debt issuance costs	515,258	870,324
Payments on long-term debt, including redemption costs	(245,014)	(854,277)
Contributions from noncontrolling interests	81	267
Distributions to noncontrolling interests	(23,964)	(12,382)
Purchases and sales of noncontrolling interests, net	(3,528)	(75)
Proceeds from exercise of stock options	14,142	80,593
Payments for deferred and contingent consideration	(5,722)	(750)
Net cash provided by financing activities	251,253	83,700
Effect of exchange rate changes on cash and cash equivalents	(18,613)	(4,225)
Net increase in cash and cash equivalents	59,116	301,523
Cash and cash equivalents at beginning of period	1,299,184	1,001,055
Cash and cash equivalents at end of period	$1,358,300	$1,302,578

Forward-Looking Statements, Non-GAAP Financial Measures and Reconciliations:
Certain statements in this press release constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include, but are not limited to, statements regarding the company's anticipated revenue, adjusted operating income, and free cash flow growth in 2014 as compared to 2013; the company's prospects for delivering its three-year strategic plan for 2015 and for longer term growth; the overall outlook for the live business, as well as the company's prospects for driving increased economics in its business model, with higher profits per show, more advertising and improved ticket conversion; expected growth in the company's festival portfolio and anticipated festival attendance for 2014; the company's potential to further monetize its concerts platform through additional content creation; the company's growth opportunities in its sponsorship and advertising business; and the company's anticipated resale ticketing gross transaction value from September 2013 through the end of 2014. Live Nation wishes to caution you that there are some known and unknown factors that could cause actual results to differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements, including but not limited to operational challenges in achieving strategic objectives and executing on the company's plans, the risk that the company's markets do not evolve as anticipated, the potential impact of any economic slowdown and operational challenges associated with selling tickets and staging events.
Live Nation refers you to the documents it files from time to time with the U.S. Securities and Exchange Commission, or SEC, specifically the section titled “Item 1A. Risk Factors” of the company’s most recent Annual Report filed on Form 10-K, and Quarterly Reports on Form 10-Q and its Current Reports on Form 8-K, which contain and identify other important factors that could cause actual results to differ materially from those contained in the company’s projections or forward-looking statements. You are cautioned not to place undue reliance on these forward-looking statements which speak only as of the date on which they are made. All subsequent written and oral forward-looking statements by or concerning Live Nation are expressly qualified in their entirety by the cautionary statements above. Live Nation does not undertake any obligation to publicly update or revise any forward-looking statements because of new information, future events or otherwise.
This press release contains certain non-GAAP financial measures as defined by SEC Regulation G. A reconciliation of each such measure to its most directly comparable GAAP financial measure, together with an explanation of why management believes that these non-GAAP financial measures provide useful information to investors, is provided below.
Adjusted Operating Income (Loss), or AOI, is a non-GAAP financial measure that the company defines as operating income (loss) before acquisition expenses (including transaction costs, changes in the fair value of accrued acquisition-related contingent consideration arrangements and acquisition-related severance), depreciation and amortization (including goodwill impairment), loss (gain) on disposal of operating assets and non-cash and certain stock-based compensation expense. The company uses AOI to evaluate the performance of its operating segments. The company believes that information about AOI assists investors by allowing them to evaluate changes in the operating results of the portfolio of the businesses separate from non-operational factors that affect net income, thus providing insights into both operations and the other factors that affect reported results. AOI is not calculated or presented in accordance with GAAP. A limitation of the use of AOI as a performance measure is that it does not reflect the periodic costs of certain amortizing assets used in generating revenue in the company’s business. Accordingly, AOI should be considered in addition to, and not as a substitute for, operating income (loss), net income (loss), and other measures of financial performance reported in accordance with GAAP. Furthermore, this measure may vary among other companies; thus, AOI as presented herein may not be comparable to similarly titled measures of other companies.
Free Cash Flow is a non-GAAP financial measure that the company defines as AOI less maintenance capital expenditures, less net cash interest expense, less cash taxes, less net distributions to noncontrolling interest partners, plus distributions from investments in nonconsolidated affiliates net of contributions to investments in nonconsolidated affiliates. The company uses free cash flow, among other measures, to evaluate the ability of its operations to generate cash that is available for purposes other than maintenance capital expenditures. The company believes that information about free cash flow provides investors with an important perspective on the cash available to service debt and make acquisitions. Free cash flow is not calculated or presented in accordance with GAAP. A limitation of the use of free cash flow as a performance measure is that it does not necessarily represent funds available for operations and is not necessarily a measure of the company’s ability to fund its cash needs. Accordingly, free cash flow should be considered in addition to, and not as a substitute for, operating income (loss) and other measures of financial performance reported in accordance with GAAP. Furthermore, this measure may vary among other companies; thus, free cash flow as presented herein may not be comparable to similarly titled measures of other companies.
Free Cash is a non-GAAP financial measure that the company defines as cash and cash equivalents less ticketing-related client funds, less event-related deferred revenue, less accrued expenses due to artists and cash collected on behalf of others for ticket sales, plus event-related prepaids. The company uses free cash as a proxy for how much cash it has available to, among other things, optionally repay debt balances, make acquisitions and fund revenue generating capital expenditures. Free cash is not calculated or presented in accordance with GAAP. A limitation of the use of free cash as a performance measure is that it does not necessarily represent funds available from operations and it is not necessarily a measure of our ability to fund our cash needs. Accordingly, free cash should be considered in addition to, and not as a substitute for, cash and cash equivalents and other measures of financial performance reported in accordance with GAAP. Furthermore, this measure may vary among other companies; thus, free cash as presented herein may not be comparable to similarly titled measures of other companies.

Reconciliations of Non-GAAP Measures to Their Most Directly Comparable GAAP Measures (Unaudited)

Reconciliation of Adjusted Operating Income (Loss) to Operating Income (Loss)

($ in millions)	Adjusted operating income (loss)	Non-cash and stock-based compensation expense	Loss (gain) on disposal of operating assets	Depreciation and amortization	Acquisition expenses	Operating income (loss)

	Three Months Ended September 30, 2014

Concerts	$82.8	$1.7	$(0.1)	$30.2	$1.1	$49.9
Ticketing	85.8	0.7	(1.6)	55.5	0.7	30.5
Artist Nation	21.9	2.1	—	10.5	0.2	9.1
Sponsorship & Advertising	88.3	0.3	—	1.3	—	86.7
Other and Eliminations	1.8	—	—	(0.2)	—	2.0
Corporate	(22.5)	4.2	—	0.6	0.3	(27.6)
Total Live Nation	$258.1	$9.0	$(1.7)	$97.9	$2.3	$150.6

	Three Months Ended September 30, 2013

Concerts	$70.7	$1.6	$(9.1)	$32.8	$0.8	$44.6
Ticketing	80.3	2.9	—	49.2	0.2	28.0
Artist Nation	12.7	0.2	—	10.7	—	1.8
Sponsorship & Advertising	83.3	0.2	—	(0.1)	—	83.2
Other and Eliminations	(3.5)	0.1	—	(0.5)	—	(3.1)
Corporate	(22.3)	4.2	—	0.6	1.4	(28.5)
Total Live Nation	$221.2	$9.2	$(9.1)	$92.7	$2.4	$126.0

	Nine Months Ended September 30, 2014

Concerts	$117.3	$5.5	$(3.3)	$84.9	$1.9	$28.3
Ticketing	232.4	3.5	(1.7)	142.5	0.8	87.3
Artist Nation	30.2	7.8	—	25.9	0.4	(3.9)
Sponsorship & Advertising	163.1	1.1	—	3.2	—	158.8
Other and Eliminations	(0.3)	0.1	—	(1.6)	—	1.2
Corporate	(60.0)	13.5	—	1.8	2.4	(77.7)
Total Live Nation	$482.7	$31.5	$(5.0)	$256.7	$5.5	$194.0

	Nine Months Ended September 30, 2013

Concerts	$100.2	$4.1	$(43.6)	$96.6	$1.3	$41.8
Ticketing	217.4	6.1	—	128.6	0.2	82.5
Artist Nation	20.1	0.4	0.7	30.9	0.1	(12.0)
Sponsorship & Advertising	154.3	0.6	—	0.7	—	153.0
Other and Eliminations	(1.2)	—	—	(1.3)	—	0.1
Corporate	(56.9)	12.0	—	2.1	3.7	(74.7)
Total Live Nation	$433.9	$23.2	$(42.9)	$257.6	$5.3	$190.7

Reconciliation of Adjusted Operating Income (Loss) to Free Cash Flow

($ in millions)	Q3 2014	Q3 2013
Adjusted operating income	$258.1	$221.2
Less: Cash interest expense — net	(30.3)	(28.3)
Cash taxes	(9.2)	(9.9)
Maintenance capital expenditures	(14.2)	(11.7)
Distributions to noncontrolling interests — net	(5.9)	(10.4)
Distributions from (contributions to) investments in nonconsolidated affiliates	(0.5)	5.9
Free cash flow	$198.0	$166.8
Revenue generating capital expenditures	(14.0)	(13.1)
Net	$184.0	$153.7

($ in millions)	9 months 2014	9 months 2013
Adjusted operating income	$482.7	$433.9
Less: Cash interest expense — net	(66.1)	(72.8)
Cash taxes	(38.3)	(32.8)
Maintenance capital expenditures	(46.5)	(38.5)
Distributions to noncontrolling interests — net	(23.9)	(12.3)
Distributions from (contributions to) investments in nonconsolidated affiliates	(0.2)	5.6
Free cash flow	$307.7	$283.1
Revenue generating capital expenditures	(42.6)	(41.6)
Net	$265.1	$241.5

Reconciliation of Cash and Cash Equivalents to Free Cash

($ in millions)	September 30, 2014
Cash and cash equivalents	$1,358.3
Client cash	(531.7)
Deferred revenue — event-related	(318.7)
Accrued artist fees	(62.5)
Collections on behalf of others	(46.4)
Prepaid expenses — event-related	241.2
Free cash	$640.2